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                                                                     EXHIBIT 2.3

                                 AMENDMENT TO
                            PLAN OF REORGANIZATION
                                      AND
                              AGREEMENT OF MERGER
                                    BETWEEN
                                 VALUJET, INC.
                                      AND
                              AIRWAYS CORPORATION



     THIS IS AN AMENDMENT (the "Amendment") to that certain PLAN OF REORGANIZATION AND AGREEMENT OF MERGER (the "Agreement") dated July 10, 1997 by and between VALUJET, INC., a Nevada corporation ("VJET"), and AIRWAYS CORPORATION, a Delaware corporation ("Airways").

     IT IS AGREED AS FOLLOWS:

     1.   The third "WHEREAS" clause is hereby amended by changing "Section
78.451 of the Nevada Revised Statutes" to "Section 92A.100 of the Nevada Revised Statutes."

     2. The first sentence in Section 1.01 of the Agreement is hereby amended by changing "Section 78.458 of the Nevada Revised Statutes" to "Section 92A.200 of the Nevada Revised Statutes."

     3. The last sentence in Section 7.01 of the Agreement is hereby amended to read as follows:

     "Three (3) of such members selected by VJET and two (2) of such members
     selected by   Airways will be elected for a term expiring upon VJET's 1999 annual stockholders' meeting."

     4.   Exhibit "B" is hereby amended to read as follows:

     The last sentence of Section 4.2 of the By-Laws of ValuJet, Inc. is hereby deleted and the following is added in lieu thereof:

          "The Directors shall be elected at an annual or special meeting of the Shareholders. The term of seventy-five percent (75%) of the Directors serving as such immediately after the effective date of the merger of Airways Corporation with and into the corporation, will expire upon the election of Directors at the corporation's 1999
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          annual meeting of Shareholders. All other Directors shall serve for a term of one (1) year or until their successors are elected and qualified. For purposes of determining the number of Directors constituting seventy-five percent (75%) of the members of the Board of Directors, any fraction shall be rounded down to the next lower whole number."

     5. Except as expressly modified herein, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the _____ day of September, 1997.

                                    VALUJET, INC.


                                    By: /s/ Robert L. Priddy
                                       -----------------------------

                                    Title: Chairman of the Board of
                                           Directors and Chief
                                           Executive Officer
                                          --------------------------

                                    AIRWAYS CORPORATION


                                    By: /s/ Robert D. Swenson
                                       -----------------------------

                                    Title: President and Chief
                                           Executive Officer
                                          --------------------------